Exhibit 10.13

Share Pledge Agreement

This Share Pledge Agreement (Agreement), dated as of December 7, 2011, is made in Beijing by and among the following parties:

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd.

Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen

Legal Representative: Xin Wen

Party B: Beijing Lanting Gaochuang Technologies Co., Ltd.

Address: No. 106 Building, Lize Zhongyuan, Chaoyang District, Beijing

Legal Representative: Ping Zhou

Party C: Shenzhen Lanting Huitong Technologies Co., Ltd.
Address: 35F (B, C), Fortune Building, Futian Central District, Shenzhen

Legal Representative: Xin Wen

Party D: Quji Guo
ID Card No.: 510105197509100012
Address: Room 201, Unit 1, Building 18, Huaqingjiayuan, Wudaokou, Haidian

District, Beijing

Whereas:

A.            Party A (Pledgee) is a wholly foreign-owned enterprise registered in the People’s Republic of China (PRC);

B.            Party B is a limited liability company registered in the PRC engaging in software development, computer system development and economic and trade consulting services;

C.            Party C and Party D (Pledgors) are the shareholders of Party B, holding 49% and 51% of the equity interest in Party B, respectively.

D.            The Pledgors wish to pledge all of the Equity Interest held by them in Party B to the Pledgee on a joint and several basis as security for the performance of their obligations under the Restructuring Agreements (as defined below).

NOW, THEREFORE, upon friendly consultations and based on the principles of equality and mutual benefit, the Parties agree as follows:

1.             Definitions

Unless otherwise provided herein, the following terms shall have the meanings set forth below:

1.1           “Pledge” means a first priority continuing security interest created over the Equity Interest pursuant to the Guarantee Law of the People’s

Republic of China and the terms and conditions hereof.

1.2           “Equity Interest” means the 100% Equity Interest held by the Pledgors in Party B as well as all rights and interests existing in the Equity Interest currently or in the future, including any and all proceeds from the conversion, auction or sale of the foregoing Equity Interest.

1.3           “Restructuring Agreements” means the Equity Disposal Agreement entered into by the relevant parties thereto on December 7, 2011, the Exclusive Technical and Consulting Service Agreement entered into by Party A and Party B on December 7 2011, the Business Operation Agreement entered into by the relevant parties thereto on December 7, 2011, and the Loan Agreement entered into by the relevant parties thereto on December 7, 2011.

2.             Pledge

2.1           The Pledgors hereby pledge all the Equity Interest to the Pledgee as security for the full and timely performance by the Pledgors and Party B of their respective obligations under the Restructuring Agreements.

2.2           The obligations secured by the Pledge shall include compliance with all undertakings, warranties and covenants, all costs, expenses and debts payable by Party B or the Pledgors under the Restructuring Agreements, and any civil liabilities to be assumed by Party B or the Pledgor in the event of invalidity or partial invalidity of all of part of the Restructuring Agreements for whatever reason.

2.3           Unless otherwise agreed to by Party A in writing after the execution of this Agreement, the Pledge may not be released unless and until Party B and the Pledgors have performed their obligations and duties under the Restructuring Agreements and Party A has confirmed such release of the Pledge in writing. If Party B or the Pledgors fail to fully perform their obligations and duties under the Restructuring Agreements at the expirary of the term thereof, Party A shall maintain the Pledge hereunder in full force and effect until the performance of all such obligations and duties.

2.4           The Pledge under this Agreement shall be recorded in Party B’s shareholders register in the form attached as Appendix 1 hereto.

3.            Effectiveness

3.1           This Agreement shall be effective as of the date of execution hereof.

3.2           The Pledgors and the Pledgee shall register the Pledge hereunder with the relevant administration for industry and commerce pursuant to the Property Law of the People’s Republic of China, the Measures on

Registration of Equity Pledge by the Administration for Industry and Commerce and other relevant laws and regulations.

4.             Warranties and Representations of the Pledgors

The Pledgors hereby make the following representations, warranties and undertakings to the Pledgee and acknowledge that Party A has relied upon such representations, warranties and undertakings in executing this Agreement:

4.1           The Pledgors lawfully possess the ownership of, and have the right to pledge, the Equity Interest hereunder.

4.2           The Equity Interest constitutes all of the registered capital of Party B as may exist from time to time.

4.3           Other than the Pledge hereunder, the Equity Interest held by the Pledgors is, and during the term of this Agreement will remain, free of any other encumbrance (including without limitation, any pledge).

4.4           Party A enjoys and may exercise the rights under this Agreement without obtaining consent or approval from any third party.

4.5           Party A has the right to dispose of the Equity Interest in accordance with law and pursuant to this Agreement.

4.6           The execution and performance by the Pledgors and Party B of this Agreement have obtained all necessary authorizations and are not in contravention of any relevant laws or regulations. The representative executing this Agreement on behalf of Party B has been legally and validly authorized to that effect.

4.7           As of the date of execution hereof, there are no threatened or pending civil, administrative or criminal proceedings, administrative penalty or arbitration in relation to the Equity Interest.

4.8           As of the date of execution hereof, the Equity Interest hereunder is not involved in any unpaid taxes or pending legal proceedings.

4.9           Each provision of this Agreement reflects the true intent of each party and is binding on each party.

5.             Undertakings of the Pledgors

The Pledgors undertake to Party A that during the term of this Agreement:

5.1           Without prior written consent of the Pledgee, the Pledgors will not assign or transfer the Equity Interest to any third party, nor will the Pledgors create or allow to be created any other security interest or encumbrance over the Equity Interest, or take any action that may have any adverse effect on the rights or interests of the Pledgee, other than any transfer of the Equity Interest to the Pledgee or its designee at the request of the Pledgee;

5.2           The Pledgors will comply with all laws and regulations relating to the Pledge, will deliver any relevant notices, orders or recommendations to Party A within five days of receipt of the same from relevant authorities, and will take actions as reasonably directed by Party A;

5.3           The Pledgors shall forthwith notify Party A of any event that affects the Pledgors’ Equity Interest, Pledge or any part thereof or any relevant notifices received in respect thereof, as well as any event that affects the Pledgors’ undertakings and obligations hereunder or any relevant notices received in respect thereof, and shall take actions as reasonably directed by Party A.

5.4           The Pledgors agree that Party A’s right to enforce the Pledge in accordance with this Agreement shall not be delayed or hindered by the Pledgors, any of Pledgors’ successors or assigns or any other person. The Pledgors shall defend any claims and demands asserted by any third party in respect of the Pledgors’ rights, titles, liens and security interests.

5.5           In order to protect or perfect the security created hereunder, the Pledgors undertake to Party A that the Pledgors shall in good faith execute all title certificates and contracts and/or take all actions as may be requested by the Pledgee, and shall cause other interested parties to execute all title certificates and contracts and/or take all actions as may be requested by the Pledgee, such that the Pledgee may exercise the rights and authorities granted by the Pledge hereunder. The Pledgor shall also execute all documents naming the Pledgee as the beneficiary in connection with the changes to the Equity Interest certificate(s), and shall on the date of execution hereof provide the Pledgee with all such documents the Pledgee deems necessary, and shall after the date of execution hereof provide, at the request of the Pledgee from time to time, the Pledgee with all such documents as the Pledgee deems necessary.

5.6           The Pledgors warrant to Party A that the pledgors will comply with and satisfy all security, guarantee, agreements, representations and conditions as may exist in favor of the Pledgee. If the Pledgors fail to comply with or satisfy, or fail to fully comply with or satisfy, their security, guarantee, agreements, representations and conditions, the Pledgors shall indemnify Party A for any losses sustained by Party A as a result thereof.

5.7           The Pledgors undertake and warrant to the Pledgee that unless otherwise requested by the Pledgee in writing, all the Pledgors shall act as a concert party with respect to any rights or obligations to be exercised or performed by the Pledgors hereunder, .

6.             Events of Default

6.1           Any of the following events shall be deemed an event of default:

6.1.1           If Party B or the Pledgors are in breach of any of their undertakings, covenants or warranties, or fail to pay in full any costs, expenses or debts due and payable under the Restructuring Agreements.

6.1.2           If the Pledgors are in breach of any provision of this Agreement (including the representations and warranties under Article 4);

6.1.3           If the Pledgors fail to exercise any rights incidental to the Equity Interest pledged hereunder, or transfer such Equity Interest to any third party without prior written consent of the Pledgee;

6.1.4           If any loan, debt, security, indemnity, undertaking or any other liability to which the Pledgors are party or which are binding on the Pledgors (1) is required to be paid or satisfied prior to its original scheduled date, or (2) becomes due and payable or requires to be satisfied but is not paid or satisfied at the scheduled time, as a result of which the Pledgee believes that the Pledgors’ ability to perform such obligations has been compromised.

6.1.5           Any Reorganization Agreement becomes illegal due to the promulgation of any relevant laws, or the Pledgors are unable to continue to perform any obligations under any Reorganization Agreement;

6.1.6           If any approval, permit, license or authorization obtained from relevant government authorities for the performance of any Restructuring Agreement or the effectiveness or continuing validity of any Restructuring Agreement has been cancelled, suspended, volided or substantially modified;

6.1.7           If the properties of the Pledgors suffer any adverse change, as a result of which Party A believes that the Pledgors’ ability to perform their obligations under this Agreement or the Restructuring Agreement has been adversely affected;

6.1.8           If Party B ceases its operation, is dissolved or is ordered to cease its operation, or is threatened with dissolution or bankruptcy;

6.1.9           If any Pledgor and/or Party B are/is involved in any dispute, lawsuit, arbitration, administrative proceeding or any other legal proceeding or governmental inquiry, action or investigation , as a result of which the Pledgee reasonably believes that: (i) any Pledgor’s ability to perform the obligations under this Agreement or any Restructuring Agreement has been materially and adversely affected thereby, or (ii) the Company’s ability to perform its obligations under any Restructuring Agreement has been materially and adversely affected;

6.1.10         Any other circumstance which results in or may result in the Pledgee’s inability to enforce the Pledge pursuant to relevant laws; or

6.1.11         Any other circumstance as a result of which the Equity Interest is permitted to be disposed of under relevant laws and regulations.

6.2           If the Pledgors know or become aware of the occurrence of any event under Article 6.1, or if any circumstance that may give rise to such events has occurred or is occuring, the Pledgors shall forthwith notify Party A in writing.

6.3           Unless any Event of Default under Article 6.1 has been resolved to the satisfaction of Party A, Party A may at any time by serving a default notice (Default Notice) on the Pledgors exercise its right to dispose of the Equity Interest during or after the occurrence of the Event of Default.

7.             Exercise of Pledge

7.1           Upon service of the Default Notice, the Pledgee shall have the right to dispose, subject to relevant laws and regulations, of the Equity Interest through one or more methods set out below:

7.1.1           To purchase the Equity Interest at an agreed price;

7.1.2           To sell the Equity Interest through auction or private sales; or

7.1.3           Any other method permitted by relevant laws and regulations.

7.2           The Pledgors hereby unconditionally and irrevocably constitute and appoint the Pledgee as their formal and lawful attorney-in-fact to take the following actions in the name of  or otherwise on behalf of Pledgors upon and during the occurrence of the event set forth in Article 6.1: (a) to execute all certificates or take all actions which should have been executed or taken by the Pledgors under this Agreement but which were not executed or taken, or  execute all such certificates or take all such actions as may be necessary to give effect to the purpose and intent of this Agreement, (b) to take any and all actions which in the discretionary and reasonable judgment of the Pledgee or any of its attorney(ies) or counsel(s)  are necessary or required for the maintenance, preservation or protection of the security created under this Agreement or the Pledgee’s rights, remedies, powers or privileges under this Agreement, (c) to generally exercise in the name of the Pledgors any and all power, authority and decision rights granted to or conferred upon the Pledgee by this Agreement,and without prejudice to the generality of the foregoing, to execute, deliver or otherwise perfect any deed, certificate, agreement, instrument or action which in the opinion of the Pledgee is appropriate for the exercise of the foregoing power, authority or decision rights. The Pledgors hereby agree and acknowledge all lawful actions required or proposed to be taken by the Pledgee or any of its representative(s) or counsel(s) when exercising the power of attorney granted to the Pledgee under Article 7.1.1, and this grant of authority relating to the security shall be irrevocable.

7.3           Prior to full performance of all of the obligations of the Pledgors and Party B under the Restructuring Agreements and full payment of all amounts payable to Party A thereunder, Party A shall have priority in receiving the value assessment fee collected in accordance with legal procedures or the auction or sale proceeds of all of part of the Equity Right.

7.4           Upon disposal by the Pledgee of the Equity Interest, the Pledgors shall forthwith execute all documents necessary or required for the disposal of the Equity Interest pursuant to this Article 7 and take any necessary or required actions, and shall cause Party B to execute all relevant documents and take all relevant actions. Without prejudice to the generality of the foregoing, the Pledgors shall use their best efforts to complete or assist the Pledgee in completing all approval procedures or registration formalities as may be required to be completed with any government authorities in connection with the disposal of the Equity Interest (including the competent authority for the telecommunication industry and relevant industry and commerce administration).

8.             Transfer

8.1           The Pledgors may not transfer any rights or obligations under this Agreement to any third party without prior consent of the Pledgee.

8.2           This Agreement shall be binding on the Pledgors or their successors, and shall inure to the benefit of Party A and its successors and assignees.

8.3           Party A may at any time transfer any and all of its rights and obligations under this Agreement to any person by written notice to the Pledgors.

9.             Costs and Expenses

The Pledgors shall pay all relevant costs and out-of-pocket expenses arising in connection with this Agreement, including without limitation attorney’s fees, expenses relating to the drafting and execution of this Agreement, stamp duty and any other taxes and charges.

10.          Force Majeure

10.1         If the performance of this Agreement is delayed or impeded by a Force Majeure Event (as defined below), any Party affected by such Force Majeure Event may be exempted from any liabilities hereunder but only to the extent of such delay or impediment. An “Force Majeure Event” means any event which is unforeseeable or is beyond the reasonable control of the affected Party and cannot be prevented despite reasonable care, including without limitation act of God, war and riot, provided that in no case may a lack of credit, funds or financing be deemed an event beyond reasonable control of a Party.  A Party affected by a Force Majeure Event asserting exemption from any obligations under this Agreement or any of the provisions hereof shall promptly notify the other parties of the same and shall further advise the other Parties of all the necessary steps to be taken by it in order to resume its performance of such obligations and shall resume the performance of its obligations.

10.2         Provided that a Party affected by a Force Majeure Event has used its reasonable and practicable efforts to perform this Agreement and overcome such Force Majeure Event, such Party shall be exempted from any liabilities for the delay or impediment in its performance of obligations hereunder as a result of Force Majeure Event. Upon the cessation of a Force Majeure Event, the affected Party shall immediately resume its performance of this Agreement.

11.          Governing Law and Dispute Resolution

11.1         The execution, validity, interpretation and performance of this Agreement and the resolution of any disputes arising from this Agreement shall be governed by PRC laws.

11.2         Should any dispute arise in connection with the interpretation or performance of this Agreement, the Parties shall seek to resolve such dispute through friendly consultations. If such dispute is not so resolved within 30 days after the commencement of consultations, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with the then effective arbitration rules.  The arbitral award shall be final and binding upon the Parties.  This article shall survive the expiry or termination of this Agreement.

11.3         During the arbitration, the parties shall continue to perform any provisions which are not related to the matter under arbitration.

12.          Notices

All notices given in connection with the exercise of any right or performance of any obligations hereunder shall be in writing and shall be delivered to the following addresses of the relevant Parties either in person, or by registered mail, or by generally accepted courier service, or by fax.

Party A:
Address: 35F (D, E), Fortune Building, Futian Central District, Shenzhen

Attention: Xin Wen
Fax: 0755-8324100

Party B:

Address: No. 106 Building, Lize Zhongyuan, Chaoyang District, Beijing
Attention: Ping Zhou
Fax: 010-59080270

Party C:

Address: 35 (B, C), Fortune Building, Futian Central District, Shenzhen
Attention: Xin Wen
Fax: 0755-8324100

Party D: Quji Guo

Address: Room 201, Unit 1, Building 18, Huaqingjiayuan, Wudaokou,

Haidian District, Beijing

Fax: 010-59080270

13.          Waiver

Any failure or delay on the part of the Pledgee to exercise any right, remedy, power or privilege hereunder shall not be deemed a waiver thereof. Any single or partial exercise of such right, remedy, power or privilege shall not exclude the exercise by a party of any other right, remedy, power or privilege. The rights, remedies, powers and privileges hereunder are cumulative and shall not prejudice the performance of any other rights, remedies, powers or privileges under the relevant laws.

14.          Miscellaneous

14.1         This Agreement and any other agreements and/or documents contained or expressly included herein constitute the entire agreement in respect of the subject matter hereof and will supersede all prior agreements, contracts, understandings and communications, either written or oral, among the Parties with respect to the same.

14.2         Any amendment, modification or supplement to this Agreement shall be in writing and shall become effective only after it has been executed and affixed with seals by all the Parties hereto.

14.3         Any provision hereof which is held invalid or unenforceable according to the provisions of applicable laws shall be deemed removed from this Agreement and voided, as if such provision had never been contained herein, but the balance of the provisions of this Agreement shall remain in force and effect. The Parties shall replace such removed provision with a lawful and valid provision which reflects to the fullest extent possible the parties’ original intention with respect to such removed provision.

14.4         Each Party shall, to the extent of its powers, execute all such instruments and do all such acts (in the case of the Pledgee, including the exercise of their voting or other rights in respect of Party B) as may be necessary for the effectiveness of the provisions of this Agreement or the grant of all of its rights hereunder to the Pledgee.

14.5         The appendix to this Agreement shall constitute an integral part hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives on the date first indicated above.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(Signature Page)

Party A: Lanting Jishi Trade (Shenzhen) Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Party B: Beijing Lanting Gaochuang Technologies Co., Ltd. (Company Seal)

By:	/s/Ping Zhou
Authorized Representative: Ping Zhou

Party C: Shenzhen Lanting Huitong Technologies Co., Ltd. (Company Seal)

By:	/s/Xin Wen
Authorized Representative: Xin Wen

Party D: Quji Guo

Signature:	/s/Quji Guo

Appendix 1: Form of Party B’s Shareholders Register

Shareholders Register

of

Beijing Lanting Gaochuang Technologies Co., Ltd.
August 2, 2011

Number	Name	ID Card No.	Address	Contribution Model	Amount (RMB)	Shareholding Ratio	Date of Contribution	Note
LTGC001	Shenzhen Lanting Huitong Technologies Co., Ltd.	N/A	35F (B, C), Fortune Building, Futian Central District, Shenzhen	Cash	245,000	49%	August 2, 2011

LTGC002	Quji Guo	510105197509100012	Room 201, Unit 1, Building 18, Huaqingjiayuan, Wudaokou, Haidian District, Beijing	Cash	255,000	51%	August 2, 2011

Beijing Lanting Gaochuang Technologies Co., Ltd.         (Company Seal)

By:	/s/Ping Zhou

Legal Representative: Ping Zhou